Love
In All We Do

MJF & Associates, APC

Certified Public Accountants & Management Consultants

June 19, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Issuer: AiXin Life International, Inc. (Commission File Number 0-17284)

We have read the statements of AiXin Life International, Inc. included under Item 4.01 of Form 8-K to be filed with the SEC on June 19, 2019 and agree with such statements as they pertain to our firm.

Sincerely,

MJF & Associates, APC

MJF & Associates, APC

515 S. Flower Street, Suite 1800, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726